UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-204857	37-1765151
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1620 Beacon Place

Oxnard, CA 93033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 824-0410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On December 14, 2018, CURE Pharmaceutical Holding Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor for the purchase of 833,333 shares of Common Stock of the Company (the “Shares” or “Securities”) at $1.20 per Share (the “Share Price”) for a total purchase price of One Million Dollars ($1,000,000) (the “Purchase Price”). Per the terms of the SPA, the Company and the investor agreed to multiple Closings and Closing Dates (as hereinafter defined): (1) a Closing of $250,000 five (5) business days after the Closing Date, (2) a Closing of $250,000 ten (10) business days after the Closing Date; (3) a Closing of $250,000 thirty (30) business days after the Closing Date; and (4) a Closing of $250,000 sixty (60) business days after the Closing Date. Each of the aforementioned being a Closing and the dates of each Closing being a Closing Date. The investor funded the first $250,000 on December 26, 2018.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The proceeds from the sale of the Shares under the SPA will be used for working capital purposes.

Concurrent with the execution of the SPA, on December 14, 2018 (the “Effective Date”), the Company entered into an Advisory Consulting Agreement with Michael J. Willner (the “Consultant”) for business and strategic consulting services including due diligence of business opportunities, presentation of licensing opportunities, seeking strategic partners, engaging prospective investors, assisting in the development of the board of directors of the Company and additional work on advancing awareness of the Company within its respective industry. In consideration for Consultant’s services, the Company agreed to issue to Consultant 300,000 restricted Shares, of which 50,000 Shares shall vest 30 days from the Effective Date and the remaining 250,000 Shares shall vest over 24 months. From time to time, the Company may, in its sole discretion, issue additional Shares or make cash payments as a bonus to Consultant for bringing in strategic business groups and exceptional performance. The Company agreed to also reimburse the Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with Consultant’s activities under the agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 14, 2018

10.2	Advisory Consulting Agreement with Michael J. Willner dated December 14, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: January 7, 2019	By:	/s/ Rob Davidson
Name: Rob Davidson
Title: Chief Executive Officer

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